UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2010

Max Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Amendment to Credit Agreement with Bank of Nova Scotia

On May 3, 2010, Max Bermuda Ltd., a direct, wholly owned subsidiary of the Registrant (“Max Bermuda”), entered into a fourth amendment (the “Fourth Amendment”) to that certain Credit Agreement (the “Credit Agreement”), dated as of December 21, 2006, between Max Bermuda Ltd. and The Bank of Nova Scotia, as previously amended. The Fourth Amendment is effective only upon the closing of the amalgamation (the “Amalgamation”) of Alterra Holdings Limited, a Bermuda exempted company (“Alterra Holdings”) and a direct, wholly owned subsidiary of Max Capital Group Ltd. (“Max Capital”), and Harbor Point Limited (“Harbor Point”). It provides for an amendment of certain restrictive covenants and other provisions in the Credit Agreement to make such covenants and other provisions more consistent with similar provisions in amendments to other existing credit facilities to which Max Bermuda, Max Capital and Harbor Point are parties that become effective upon the closing of the Amalgamation.

The Credit Agreement will still provide $75 million of letter of credit capacity after the Fourth Amendment takes effect. The Fourth Amendment will permit Max Bermuda to comply with certain requirements post-Amalgamation that are applicable to Max Bermuda under certain Max Bermuda and Harbor Point credit facilities. In particular, in compliance with such requirements, the Fourth Amendment will remove restrictions on the payment of dividends and certain other restricted payments and will permit the entry into certain guaranty arrangements by Max Bermuda and its subsidiaries with respect to such credit facilities. The Fourth Amendment makes certain additional changes related to the Amalgamation and adjusts certain reporting obligations and other restrictive covenants as set forth therein.

The foregoing summary is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.02	Results of Operations and Financial Condition.

On May 3, 2010, the Registrant issued a news release announcing financial results for the three months ended March 31, 2010. In addition, on the same date, the Max Capital Group Ltd. Investor Financial Supplement for the quarter ended March 31, 2010 was made available on the Registrant’s website.

A copy of the news release and financial supplement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1 and Exhibit 99.2) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On May 3, 2010, the Registrant issued a news release announcing the declaration by the Board of Directors of a dividend of $0.10 per share. The news release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 4 to Credit Agreement with The Bank of Nova Scotia.

99.1	News Release of Max Capital Group Ltd., dated May 3, 2010, announcing financial results.

99.2	Investor Financial Supplement for the quarter ended March 31, 2010.

99.3	News Release of Max Capital Group Ltd., dated May 3, 2010, announcing dividend declaration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.

May 5, 2010	By:	/S/ PETER A. MINTON
	Name:	Peter A. Minton
	Title:	Executive Vice President and Chief Operating Officer

Exhibit Index

10.1	Amendment No. 4 to Credit Agreement with The Bank of Nova Scotia.

99.1	News Release of Max Capital Group Ltd., dated May 3, 2010, announcing financial results.

99.2	Investor Financial Supplement for the quarter ended March 31, 2010.

99.3	News Release of Max Capital Group Ltd., dated May 3, 2010, announcing dividend declaration.